EXHIBIT 10.3
SUBORDINATION AGREEMENT
October 11, 2007
Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, MN 55345
     Subject: NewSight Corporation (“Borrower”)
1.	The undersigned, Prentice Capital Management, LP, acting on its behalf and as collateral agent for certain of its affiliated entities (“Creditor”), acknowledges and agrees that Wireless Ronin Technologies, Inc. (“Ronin”), has previously extended credit to the above borrower, or intends to extend credit to the borrower in the future on security of certain collateral described as follows:

(a)	All now existing or hereafter acquired video screens, display monitors, and media players and all other equipment suitable for digital signage displays, in each case, previously or hereafter sold, leased or provided to Debtor by Ronin, including, without limitation, all such equipment now or hereafter located in the Fashion Square Mall and Asheville Mall or any premises owned or leased by Meijer, Inc. (together with any affiliate or subsidiary entity, “Meijer”), and all related hardware and all software and parts used in connection with the operation of any such video screen display monitors and other related equipment, together with all replacements thereto (except to the extent consisting of Borrower IP, as defined below); and

(b)	To the extent not otherwise described in subparagraph (a) above, all hardware and software used or provided in connection with the digital signage network maintained by Debtor and operated on premises owned or leased or operated to Meijer (except to the extent consisting of Borrower IP); and

(c)	All cash or non cash proceeds of the sale or other disposition of any of the foregoing, including without limitation insurance proceeds
(herein collectively referred to as “Collateral”). The undersigned further acknowledges and agrees that Ronin is unwilling to maintain any credit previously extended to the Borrower, or to extend additional credit to the Borrower, unless Ronin’s security interest in the Collateral will have priority over and be senior to any security interest asserted by Creditor with respect to the Collateral, and unless the undersigned agrees to further subordinate its claims solely with respect to proceeds of the Collateral (but not the Excluded Collateral) against the Borrower to the claims payable by the Borrower to Ronin.
2.	Ronin hereby acknowledges and agrees that it does not have any right, title or interest in or to (i) any of the Borrower’s or any of its subsidiaries’ intellectual property, including but not limited to, inventions, patents, patent applications, copyrights, technology (including its autostereoscopic 3D technology), trademarks, service marks, trade dress and know-how (collectively, “Borrower IP”) or (ii) any assets of the Company not constituting Collateral (the “Other Assets” and together with the Borrower IP and any proceeds arising therefrom, the “Excluded Collateral”).

3.	Based on the foregoing, and notwithstanding any document to the contrary, any understanding between or among either Creditor or Ronin (on the one hand) and the Borrower (on the other hand), the time of the filing or renewal of any financing statement, the time of attachment of any security interest, or any other priority provided by law or by any other agreement, Creditor hereby agrees that any rights or liens that Creditor may have or may acquire in the Collateral, are junior and subordinate to any security interest, lien, claim or right now or hereafter asserted by Ronin in the Collateral. Creditor will not take any action to realize on, repossess or otherwise foreclose upon any of the Collateral, without Ronin’s prior written consent.

4.	After the date of this Agreement, Ronin shall have the right, without the consent of Creditor, to (i) increase at any time the maximum amount of credit available to Borrower, and (ii) accept any additional Collateral (other than Excluded Collateral and proceeds arising therefrom) for that increase in credit (“Additional Collateral”), which Additional Collateral shall thereupon become part of the Collateral. All such loans, advances or extensions of credit, and any security interests given to secure the same, shall have the same priorities and rights as provided in this Agreement. Creditor waives any and all rights under any theory of marshaling or ordering of the disposition of the Collateral.

5.	Nothing contained herein shall be construed as creating any obligation on the part of Ronin to provide additional financial accommodations to Borrower. Likewise, Creditor and its affiliated funds have no obligation to provide any additional financial accommodations to Borrower.

6.	In addition to the foregoing, Creditor agrees that payment of all obligations and other liabilities of the Borrower to the Creditor from the proceeds of the Collateral (but not from the Excluded Collateral or any proceeds arising therefrom) (the “Junior Obligations”) shall be postponed and subordinated to payment in full of the obligations and indebtedness of Borrower to Ronin with respect to indebtedness secured by the Collateral, whether now existing or hereafter arising, (the “Senior Obligations”) and that no payments or other distributions in respect of any of the Junior Obligations shall be made by or on account of the Junior Obligations until payment in full of the Senior Obligations. For the avoidance of doubt, the above subordination only applies with respect to proceeds that the Creditor receives from the Collateral while Ronin has a security interest in the Collateral, and neither the Creditor nor any of its affiliated funds is otherwise subordinating to Ronin or anyone else its right to receive payment of any indebtedness, obligations or liabilities due and owing to it from the Company or any of its subsidiaries (including any proceeds received from the Excluded Collateral).

7.	In the event that the undersigned receives any payment or other distribution of any kind or character from the Borrower from the proceeds of the Collateral (but not from the Excluded Collateral or any proceeds arising therefrom), other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for Ronin and promptly turned over by the undersigned to Ronin. Each of the parties hereto will execute such further documents or instruments and take such further action as the other party may reasonably from time to time request to carry out the intent of this Agreement.

8.	In the event of a bankruptcy or insolvency proceeding in which the Borrower is debtor, Creditor shall not oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of liens, security interests or other claims of any party, including the undersigned, under Section 363 of the Bankruptcy Code on the basis that the Creditor’s interest in such Collateral is impaired by such sale or inadequately protected as a result of such sale if the Ronin has consented to such sale or disposition of such assets.
9.	The Creditor hereby waives and releases any claim which the Creditor may now or hereafter have against Ronin arising out of any and all actions which Ronin, in good faith, takes or omits to take with respect to the Borrower or the Collateral, including without limitation, (i) actions with respect to the creation, perfection or continuation of liens on the Collateral for the Senior Obligations, (ii) actions with respect to the occurrence of any event of default under any documents evidencing the Senior Obligations (the “Senior Documents”), (iii) action with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, (iv) actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party, and (v) any other action with respect to the enforcement of the Senior Documents or the valuation, use, protection or disposition of the Collateral.
10.	Ronin hereby waives and releases any claim which Ronin may now or hereafter have against Creditor and its affiliated funds (the “Creditor Group”) arising out of any and all actions which the Creditor Group, in good faith, takes or omits to take with respect to the Borrower or the Excluded Collateral, including without limitation, (i) actions with respect to the occurrence of any event of default under any documents (the “Creditor Group Documents”) evidencing the obligations due and owing to any members of the Creditor Group (the “Creditor Group Obligations”), (ii) action with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Excluded Collateral, (iii) actions with respect to the collection of any claim for all or any part of the Creditor Group Obligations from any account debtor, guarantor or any other party, and (iv) any other action with respect to the enforcement of the Creditor Group Documents or the valuation, use, protection or disposition of the Excluded Collateral.

11.	Creditor hereby waives (a) notice of acceptance by Ronin of this Agreement, (b) notice of the existence or creation or non-payment of all or any of the Senior Obligations, and (c) all diligence in collection or protection of or realization upon the Senior Obligations or any Collateral as security therefor.

12.	This Agreement shall be binding upon, and inure to the benefit of, Ronin, Borrower and Creditor and upon their successors and assigns, and to the extent that any Party is a partnership or a corporation all references to such Party shall be deemed to include any successor or successors to such partnership or corporation.

13.	Each party shall give notice of this Agreement to any purchaser, assignee or transferee of, or successor to, any secured indebtedness of such Party at the time of any such purchase, assignment, transfer or succession.

14.	This Agreement cannot be waived, amended, modified, supplemented or terminated, except by a writing executed by the Creditor and Ronin; provided, however, this Agreement shall terminate automatically upon the payment in full of the secured note issued to Ronin by the Borrower. Notwithstanding the foregoing, if (i) any demand is made at any time on Ronin for the repayment of any amount received by it or as proceeds of any Collateral which have been applied in payment of any of the obligations of the Borrower to Ronin, and (ii) Ronin makes any repayment by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of such demand, this Agreement shall be reinstated to the extent of such amounts and as if such amounts had never been received originally by Ronin. This Agreement is intended as an agreement and contract between Ronin and the Creditor, and there are no intended third-party beneficiaries hereof (including the Borrower), except as otherwise expressly set forth herein.
15.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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PRENTICE CAPITAL MANAGEMENT, LP
By:	/s/ Mathew Hoffman
Title: General Counsel
Printed Name: Mathew Hoffman
Date: 10/11/2007

WIRELESS RONIN TECHNOLOGIES, INC.
By:	/s/ Jeffrey C. Mack
Title: Chief Executive Officer and President
Printed Name: Jeffrey C. Mack
Date: 10/12/2007

Accepted this 11th day of October, 2007

NEWSIGHT CORPORATION
By:	/s/ Robert K. Stewart
Title: Chief Financial Officer
Printed Name: Robert K. Stewart
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